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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT


Board of Directors and Shareholders
General Maritime Corporation
New York, New York


    We consent to the use in this Registration Statement of General Maritime Corporation on Form S-1 of our report dated February 27, 2001 appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP
New York, New York



June 12, 2001